SCHEDULE 14A

                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                               VASOMEDICAL, INC.
                              -------------------
                (Name of Registrant as Specified in its Charter)

       ------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

     1) Amount Previously Paid:
                               ----------------------------------------
     2) Form, Schedule or Registration Statement No.:
                                                    ------------------
     3) Filing Party:
                     --------------------------------------------------
     4) Date Filed:
                   ----------------------------------------------------

                                VASOMEDICAL, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                October 6, 1999
                                ---------------

To the Stockholders of
VASOMEDICAL, INC.
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vasomedical, Inc. will be held at the Long Island Marriott Hotel, 101 James Doolittle Boulevard, Uniondale, New York 11553 on Wednesday, October 6, 1999 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1. To elect three directors.

     2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 2000.

     3. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on August 17, 1999 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.


                                             By Order of the Board of Directors,

                                                             JOSEPH A. GIACALONE
                                                                       Secretary


Dated: Westbury, New York
       September 8, 1999

                               VASOMEDICAL, INC.
                               180 Linden Avenue
                         Westbury, New York, USA 11590

                         -------------------------------

                                PROXY STATEMENT

                         -------------------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                           Wednesday, October 6, 1999

                         -------------------------------



        The Annual Meeting of Stockholders of Vasomedical, Inc. (the "Company") will be held on Wednesday, October 6, 1999 at the Long Island Marriott Hotel, 101 James Doolittle Boulevard, Uniondale, New York 11553 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of Vasomedical, Inc. for use at the Annual Meeting of Stockholders. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is September 8, 1999.

        If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

        Only stockholders of record on August 17, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding at the Record Date one class of voting capital stock, namely 50,978,568 shares of Common Stock, $.001 par value ("Common Stock"). Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Stockholders. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of each matter submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals, nor will shares for which brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"). Abstentions and broker non-votes will, therefore, have no effect on the vote, but will be counted in the determination of a quorum.

                             ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than three nor more than nine directors which number has been increased to eleven directors in accordance with the Company's By-Laws. The Board of Directors may be divided into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors for fiscal 1999 consisted of nine directors as set forth below.

      Class I                        Class II                   Class III
(To Serve Until the             (To Serve Until the         (To Serve Until the
 Annual Meeting of               Annual Meeting of            Annual Meeting of
Stockholders in 1999)           Stockholders in 2000)       Stockholders in 2001)
--------------------------------------------------------------------------------------
Anthony Viscusi (1)             Abraham E. Cohen (5)      Alexander G. Bearn, MD(3)(4)
E. Donald Shapiro (1)(2)(3)     John C.K. Hui, PhD (4)    David S. Blumenthal, MD (4)
Zhen-sheng Zheng, MD (4)                                  Kenneth W. Rind, PhD (2)(1)
                                                          Francesco Bolgiani (2)(3)
---------------------

(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee
(4) Member of the Medical Advisory Committee
(5) Ex-officio member of all committees except the Medical Advisory Committee

        Messrs. Viscusi and Shapiro and Dr. Zheng, current directors in Class I, are to be elected to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class I unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

        The Board of Directors held five meetings during the Company's fiscal year ended May 31, 1999. Each director attended or participated in at least 75% of such meetings of the Board of Directors. During the fiscal year ended May 31, 1999, there were two meetings of the Audit Committee, one meeting of the Compensation Committee, two meetings of the Executive Committee, and no formal meetings of the Medical Advisory Committee. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the year-end audited financial statements and the Compensation Committee recommends executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." The Executive Committee was established to advise the Board of Directors and make recommendations on matters relating to the business and operations of the Company. The Medical Advisory Committee acts in an oversight capacity with respect to medical issues and the Company's ongoing clinical programs.

Principal Occupations of Directors

     The following is a brief account of the business experience for the past five years of the Company's directors:

     Dr. Alexander G. Bearn (76 years of age) has been a director of the Company since November 14, 1994. Dr. Bearn is a physician, scientist and author who has had distinguished careers in academe and industry. Dr. Bearn is presently Executive Officer of the American Philosophical Society. Since 1966, Dr. Bearn has been an adjunct professor at Rockefeller University. He has been Chairman of the Department of Medicine of Cornell University Medical College and Senior Vice President of Medical and Scientific Affairs at Merck International. He serves on many boards, including the Board of Trustees of Rockefeller University and of the Howard Hughes Medical Institute. Dr. Bearn also serves on the board of Biogen, Inc., a public company.

     Dr. David S. Blumenthal (49) has been a director of the Company since June 30, 1994. Dr. Blumenthal has been a practicing cardiologist in the State of New York since 1981 and is affiliated with New York Hospital-Cornell Medical Center.

     Francesco Bolgiani (60) has been director of the Company since December 5, 1995. Mr. Bolgiani has been Deputy Chairman of the Board of Directors of Banca del Gottardo of Lugano, Switzerland since 1994 and, from 1980 to 1994, he was President of Banca del Gottardo. Mr. Bolgiani serves on the board of Parkervision Ltd., a public company.

     Abraham E. Cohen (63) has been Chairman of the Board since June 30, 1994 and a director of the Company since June 4, 1993, and is presently an independent consultant. He retired in 1992 as Senior Vice President of Merck & Co., Inc., a position he was elected in 1985. From 1979 to 1989, Mr. Cohen was also President of Merck Sharp & Dohme International, a division of Merck & Co., Inc. Mr. Cohen is a director of the following public companies: Akzo Nobel Nv., Teva Pharmaceutical Industries, Ltd., Neurobiological Technologies, Inc., Pharmaceutical Product Development, Inc. and Travellers Series Fund, Inc.

     Dr. John C.K. Hui (53) has been a director and Senior Vice President of the Company since February 2, 1995. Dr. Hui has been an Assistant Professor in the Department of Surgery at the State University of Stony Brook, New York since
1978. He has also been a scientist in the medical department of Brookhaven National Laboratories. Dr. Hui was president of and a principal stockholder in Vasogenics, Inc. at the time of its acquisition by the Company in January 1995.

     Dr. Kenneth W. Rind (64) has been a director of the Company since February 2, 1995. Dr. Rind has been Chairman of Oxford Venture Corporation, an independent venture capital company since 1981. Previously, Dr. Rind was a principal at Xerox Development Corporation for five years where he was responsible for acquisitions and venture capital investments. From 1970 to 1976, he was Vice President- Corporate Finance at Oppenheimer & Co., Inc. He is also a director of ESC Medical Systems, Inc., Alpha Technologies, Inc. and several private companies.

     E. Donald Shapiro (67) has been a director of the Company since June 4, 1993. Mr. Shapiro has been the Joseph Solomon Distinguished Professor of Law since 1983 and is a former Dean of The New York Law School, as well as a Supernumerary Fellow of St. Cross College at Oxford University, England. He has authored numerous books and articles in the field of medicine and law and is a recipient of honors and awards both in the United States and overseas. Mr. Shapiro is a director of the following public companies: Loral Space and Communications, Inc., Kranzco Realty Trust, Frequency Electronics, Inc. and United Industrial Corporation.

     Anthony Viscusi (66) has been President, Chief Executive Officer and director of the Company since his employment on June 30, 1994. Mr. Viscusi was Senior Vice President, Worldwide Marketing for the AgVet division of Merck & Co., Inc. from 1987 to 1993. In 1961, Mr. Viscusi joined the international human health division of Merck, in which he spent most of his career in various general management positions, after having taught at Columbia, Wesleyan and Princeton universities. Mr. Viscusi is a director of Mallinckrodt, Inc.

     Dr. Zhen-sheng Zheng (69) has been a director of the Company since February 2, 1995. Since 1986, Dr. Zheng has been Director of the Cardiovascular Research Institute at Sun Yat-sen University of Medical Sciences in Guangzhou, China. Dr. Zheng has been associated with Sun Yat-sen University since 1955 in various capacities and is also presently Chairman of the National Laboratory for Assisted Circulation Research in China. Dr. Zheng was a principal stockholder of Vasogenics, Inc. prior to its acquisition by the Company in January 1995.

                               SECURITY OWNERSHIP

     The following table sets forth as of August 20, 1999 certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission; (ii) each current director and each executive officer named in the "Summary Compensation Table"; and (iii) all executive officers and directors of the Company as a group:

                                                Common Stock
Name of Beneficial Owner                        Beneficially Owned (1)(2)(3)
----------------------------------------------------------------------------
Dr. Alexander G. Bearn (7)(13)(14)(15)(19)      99,745 shs.     *
150 South Independence Mall East
Philadelphia, Pennsylvania 19106

Dr. David S. Blumenthal (7)(13)(14)(15)(19)     74,745 shs.     *
407 East 70th Street
New York, New York 10021

Francesco Bolgiani (8)                          170,175 shs.    *
viale Franscini 8
Lugano, Switzerland CH-6901

Abraham E. Cohen (7)(13)(14)(16)(17)            687,078 shs.    (1.3%)
444 Madison Avenue
New York, New York 10022

Joseph A. Giacalone (4)(12)(18)(23)             445,500 shs.    *
180 Linden Avenue
Westbury, New York 11590

Dr. John C. K. Hui (10)(11)(20)               1,515,000 shs.    (2.9%)
180 Linden Avenue
Westbury, New York 11590

Anthony E. Peacock (9)(11)(22)                  504,000 shs.    *
180 Linden Avenue
Westbury, New York 11590

Dr. Kenneth W. Rind (5)(7)(13)(14)(15)          383,078 shs.    *
750 Lexington Avenue
New York, New York 10022

E. Donald Shapiro (7)(13)(14)(16)(17)           688,078 shs.    (1.3%)
57 Worth Street
New York, New York 10013

Anthony Viscusi (6)(11)(21)                     1,358,333 shs.  (2.6%)
180 Linden Avenue
Westbury, New York 11590

Dr. Zhen-sheng Zheng (7)(13)(14)(15)            133,078 shs.    *
74 Zhangshan Road II
Guangzhou, 510089
P.R. China

Directors and executive officers
  as a group (11 persons)                       6,058,810 shs.  (11.1%)

----------
 *   Less than 1% of the Company's Common Stock

(1) No officer or director owns more than one percent of the issued and outstanding Common Stock of the Company unless otherwise indicated.
(2)  Ownership represents sole voting and investment power.
(3) Includes Common Stock issuable under stock options and warrants that are exercisable within 60 days.
(4) Includes warrants to purchase 75,000 shares of Common Stock at $.41 per share expiring in February 2000.
(5) Includes warrants to purchase 350,000 shares of Common Stock at $.40 per share expiring in February 2000.
(6) Includes warrants to purchase 750,000 shares of Common Stock at $.45 per share expiring five years after vesting commencing in June 2000.
(7) Includes currently exercisable options to purchase 12,903 shares of Common Stock at $.78 per share expiring in May 2005 granted pursuant to the Outside Director Stock Option Plan.
(8) Includes 150,000 shares of Common Stock owned by a company in which Mr. Bolgiani and his wife have a 50% ownership interest.
(9) Includes warrants to purchase 150,000 shares of Common Stock at $.38 per share expiring in January 2000.
(10) Includes warrants to purchase 300,000 shares of Common Stock at $.40 per share expiring in February 2000.
(11) Includes options to purchase 150,000 shares of Common Stock at $3.44 per share expiring in May 2006.
(12) Includes options to purchase 105,000 shares of Common Stock at $3.44 per share expiring in May 2006.
(13) Includes currently exercisable options to purchase 4,525 shares of Common Stock at $2.21 per share expiring in May 2006 granted pursuant to the Outside Director Stock Option Plan.
(14) Includes currently exercisable options to purchase 5,650 shares of Common Stock at $1.77 per share expiring in May 2007 granted pursuant to the Outside Director Stock Option Plan.
(15) Includes currently exercisable options to purchase 10,000 shares of Common Stock at $.875 per share expiring in January 2009 granted pursuant to the 1997 Stock Option Plan.
(16) Includes currently exercisable options to purchase 350,000 shares of Common Stock at $.875 per share expiring in January 2004 granted pursuant to the 1997 Stock Option Plan.
(17) Includes currently exercisable options to purchase 40,000 shares of Common Stock at $.875 per share expiring in January 2009 granted pursuant to the 1997 Stock Option Plan.
(18) Includes currently exercisable options to purchase 120,000 shares of Common Stock at $.875 per share expiring in January 2004 granted pursuant to the 1997 Stock Option Plan.
(19) Includes currently exercisable options to purchase 16,667 shares of Common Stock at $1.91 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(20) Includes currently exercisable options to purchase 125,000 shares of Common Stock at $1.91 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(21) Includes currently exercisable options to purchase 33,333 shares of Common Stock at $1.91 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(22) Includes currently exercisable options to purchase 25,000 shares of Common Stock at $1.91 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.
(23) Includes currently exercisable options to purchase 17,500 shares of Common Stock at $1.91 per share expiring in March 2008 granted pursuant to the 1997 Stock Option Plan.

                                   MANAGEMENT

        The following sets forth information concerning each executive officer of the Company. The officers of the Company serve at the pleasure of the Board of Directors or until their successors are chosen and qualify.

                                                        Position Held
Name                            Age                     With the Company
--------------------------------------------------------------------------------------------
Anthony Viscusi                 66              President and Chief Executive Officer
Dr. John C. K. Hui              53              Senior Vice President, R&D and Manufacturing
Anthony E. Peacock              58              Vice President, Marketing and
                                                Clinical Affairs
Joseph A. Giacalone             35              Secretary and Treasurer
---------

        Anthony E. Peacock has been Vice President, Marketing and Clinical Affairs of the Company since his employment on January 23, 1995. From January 1994 to January 1995, Mr. Peacock was Vice President, Marketing of Dendrite International. For more than five years prior thereto, Mr. Peacock was, among other positions, Executive Director of Marketing for Cardiovascular Products with Merck & Co., Inc., where he played a key role in the formulation and worldwide implementation of strategies for enalapril, Merck's multi-billion dollar cardiovascular product.

        Joseph A. Giacalone, a certified public accountant, has been Secretary and Treasurer of the Company since February 2, 1994 and has been employed by the Company since February 1993. From 1983 to 1993, Mr. Giacalone was employed by the international accounting firm of Grant Thornton LLP, becoming a manager in 1990.

Executive Compensation

        The following table sets forth the annual and long-term compensation of the Chief Executive Officer and each of the Company's four most highly compensated officers other than the Chief Executive Officer (the "named executive officers") for the fiscal years ended May 31, 1999, 1998 and 1997.

Summary Compensation Table

                                                             Long Term Compensation
                                                             ----------------------
                                    Annual Compensation                 Awards                Payouts
                                ---------------------------------------------------------- -------------
                                                        Other    Restricted Shares Covered   Long Term
Name and                                                Annual        Stock   By Option    Incentive Plan    All Other
Principal Position      Year    Salary        Bonus  Compensation (1) Awards    Grants        Payout       Compensation
------------------      ----    ------        -----  ---------------  ------    ------        ------       ------------
Anthony Viscusi         1999    $170,000        -       $121,875        -       140,000         -               -
President & CEO         1998    $170,000        -           -           -       100,000         -               -
                        1997    $168,333        -           -           -       150,000         -               -

John C.K. Hui           1999    $140,000        -           -           -        70,000         -               -
Senior VP               1998    $140,000        -           -           -       375,000         -               -
                        1997    $139,167        -           -           -       150,000         -               -

Anthony E. Peacock      1999    $150,000        -       $79,688         -        70,000         -               -
VP                      1998    $150,000        -          -            -        75,000         -               -
                        1997    $149,167        -          -            -       150,000         -               -

Joseph A. Giacalone     1999    $109,200        -       $62,031         -       190,000         -               -
Secretary/Treasurer     1998    $109,200        -          -            -        52,500         -               -
                        1997    $107,183        -          -            -       105,000         -               -

(1) Represents the difference between the closing price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effects of any income taxes that may be due on the value realized.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth the number of options granted to the Company's named executive officers during the fiscal year ended May 31, 1999.

                                                                         Potential Realizable
                                                                        Value at Assumed
                                                                      Annual Rates of Stock
                                                                       Price Appreciation
                                    Individual Grants                    for Option Term
                   -------------------------------------------------------------------------
                    Total Number
                   of Securities    % of Total
                     Underlying     Options/SARs   Exercise
                    Options/SARs    to Employees     Price   Expiration
Name                 Granted (#)   in Fiscal Year  ($/share)    Date       5%         10%
----                -------------- --------------  --------- -----------   --         ---
Anthony Viscusi         140,000 (1)      8%         $.875      1/4/09    $77,040    $195,233
John C.K. Hui            70,000 (1)      4%         $.875      1/4/09    $38,520    $97,617
Anthony E. Peacock       70,000 (1)      4%         $.875      1/4/09    $38,520    $97,617
Joseph A. Giacalone      70,000 (1)      4%         $.875      1/4/09    $38,520    $97,617
Joseph A. Giacalone     120,000 (2)      6%         $.875      1/4/04    $29,010    $64,104

(1) Represents ten-year, non-qualified stock options under the 1997 Stock Option Plan that vest equally over three years commencing January 5, 2000. Such vesting is contingent upon continued employment with the Company.
(2) Represents five-year, non-qualified stock options under the 1997 Stock Option Plan that vested upon issuance.

Aggregated Option/SAR Exercises in Last Fiscal Year and F/Y-End Option Values

        The following table sets forth information for each of the named executive officers with respect to the value of options or warrants exercised during the fiscal year ended May 31, 1999 and the value of outstanding and unexercised options or warrants held as of May 31, 1999, based upon the market value of the Common Stock of $1.281 per share on that date.

                                                                                Value of Unexercised
                                                     Number of Options at       In-the-Money Options
                   Shares Acquired      Value           Fiscal Year End         at Fiscal Year End (2)
Name               on Exercise (#)    Realized (1)  Exercisable Unexercisable Exercisable Unexercisable
----               ---------------    ------------  ----------- ------------- ----------- -------------
Anthony Viscusi          250,000       $121,875       933,333     206,667       $623,250    $56,840
John C.K. Hui               -               -         575,000     320,000       $261,300    $28,420
Anthony E. Peacock       150,000        $79,688       325,000     120,000       $135,900    $28,420
Joseph A. Giacalone      125,000        $62,031       317,500     105,000       $114,045    $28,420

(1) Represents the difference between the closing price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effects of any income taxes that may be due on the value realized.
(2) Represents the difference between the closing market price of the Common Stock at May 31, 1999 of $1.281 per share and the exercise price per share multiplied by the number of in-the-money options at May 31, 1999.

Employment Agreements
        The Company maintains employment agreements with each of Messrs. Viscusi, Peacock and Giacalone, expiring December 31, 2000, and with Dr. Hui, expiring January 31, 2002. Such employment agreements provide, among other things, that in the event there is a change in the control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, the employee has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination or upon any other termination of such employment in breach of the agreement, the employee has the right to receive as a lump-sum payment certain compensation remaining to be paid for the balance of the term of the agreement.

1995 Stock Option Plan
        In May 1995, the Company's stockholders approved the 1995 Stock Option Plan for officers and employees of the Company, for which the Company reserved an aggregate of 1,500,000 shares of common stock. In December 1997, the Company's Board of Directors terminated the 1995 Stock Option Plan. At May 31, 1999, 972,000 options had been granted, of which 947,000 are outstanding under the 1995 Option Plan.

Outside Director Stock Option Plan
        In May 1995, the Company's stockholders approved an Outside Director Stock Option Plan for non-employee directors of the Company, for which the Company reserved an aggregate of 300,000 shares of common stock. On June 1, 1997, 1996 and 1995, options to purchase an aggregate of 39,550 shares, 31,675 shares, and 77,418 shares of Common Stock, respectively, at $1.77, $2.21, and $.78 per share, respectively, were granted to outside directors and remain outstanding as of May 31, 1999. In December 1997, the Company's Board of Directors terminated the Outside Director Stock Option Plan.

1997 Stock Option Plan
        In December 1997, the Company's stockholders approved the 1997 Stock Option Plan (the "1997 Plan") for officers, directors, employees and consultants of the Company, for which the Company has reserved, as amended, an aggregate of 2,800,000 shares of common stock. The 1997 Plan provides that it will be administered by a committee of the Board of Directors of the Company and that the committee will have full authority to determine the identity of the recipients of the options and the number of shares subject to each option. Options granted under the 1997 Plan may be either incentive stock options or non-qualified stock options. The option price shall be 100% of the fair market value of the common stock on the date of the grant (or in the case of incentive stock options granted to any individual principal stockholder who owns stock possessing more than 10% of the total combined voting power of all voting stock of the Company, 110% of such fair market value). The term of any option may be fixed by the committee but in no event shall exceed ten years from the date of grant. Options are exercisable upon payment in full of the exercise price, either in cash or in common stock valued at fair market value on the date of exercise of the option. The term for which options may be granted under the 1997 Plan expires August 6, 2007. At May 31, 1999, 2,808,000 options had been granted, of which 2,759,500 are outstanding under the 1997 Plan.

1999 Stock Option Plan
        In July 1999, the Company's Board of Directors authorized the 1999 Stock Option Plan (the "1999 Plan") for officers, directors, employees and consultants of the Company, for which the Company has reserved an aggregate of 2,000,000 shares of common stock. The 1999 Plan provides that it will be administered by a committee of the Board of Directors of the Company and that the committee will have full authority to determine the identity of the recipients of the options and the number of shares subject to each option. Options granted under the 1999 Plan may be either incentive stock options or non-qualified stock options. The option price shall be 100% of the fair market value of the common stock on the date of the grant (or in the case of incentive stock options granted to any individual principal stockholder who owns stock possessing more than 10% of the total combined voting power of all voting stock of the Company, 110% of such fair market value). The term of any option may be fixed by the committee but in no event shall exceed ten years from the date of grant. Options are exercisable upon payment in full of the exercise price, either in cash or in common stock valued at fair market value on the date of exercise of the option. The term for which options may be granted under the 1999 Plan expires July 12, 2009.

Shareholder Rights Plan
        In March 1995, the Company's Board of Directors approved a Shareholder Rights Plan, under which a dividend distribution of one Right for each outstanding share of the Company's Common Stock is authorized. Each Right will entitle shareholders of record on May 9, 1995 to purchase one-half share of Common Stock at a 50% discount to market price if a person or group acquires 20% or more of the Company's outstanding stock. At present, the Company is not aware of any such person or group seeking to acquire 20% or more of the Company's outstanding Common Stock.

Director's Fees
        It has been the policy of the Company to grant fees of $1,000 per meeting to each outside director who attends a regularly scheduled or special meeting of its Board of Directors. Messrs. Cohen and Shapiro do not receive per-meeting fees but monthly fees of $2,500. In addition, the Company reimburses out-of-state directors for their cost of travel and lodging to attend such meetings.

Limitation on Liability of Officers and Directors
        The Company has entered into indemnification agreements with each of its current officers and directors pursuant to which it has agreed, among other things, to indemnify these officers and directors to the fullest extent permitted by Delaware law.

Certain Transactions
        There were no reportable transactions during the Company's last fiscal year.

Compensation Committee Interlocks and Insider Participation
        During fiscal 1999, the Company's Compensation Committee consisted of Messrs. Alexander G. Bearn, Francesco Bolgiani, E. Donald Shapiro and Abraham E. Cohen (ex-officio). None of these persons were officers or employees of the Company during fiscal 1999 and, except as otherwise disclosed, had any relationship requiring disclosure in this Proxy Statement.

In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Compensation Committee Report on Executive Compensation" will not be deemed to be filed or to be proxy-soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1999 is furnished by the directors who comprised the Compensation Committee during fiscal 1999.

General Policies
        The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation.
        Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's 1997 Stock Option Plan. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of ten years and generally become exercisable, in whole or in part, starting one year from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.
        From time to time, the Compensation Committee intends to utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant has so far been retained.

Relationship of Compensation to Performance and Compensation of Chief Executive Officer
     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries that will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.
        In recognition of Mr. Viscusi's significant contribution to the growth of the Company, in January 1999, the Compensation Committee granted to him ten-year, non-qualified stock options to purchase 140,000 shares of the Company's common stock at $.875 per share, vesting in three equal annual installments commencing January 5, 2000.

                        The Compensation Committee:
        Alexander G. Bearn, Chairman            Francesco Bolgiani
        Abraham E. Cohen (ex-officio)           E. Donald Shapiro

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASDAQ"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NASDAQ. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1999.


                               PERFORMANCE GRAPH

        The following graph sets forth the cumulative total return* to the Company's stockholders during the five-year period ended May 31, 1999 as well as an overall stock market index (NASDAQ Stock Market Index) and the Company's peer group index (S&P Medical Products and Supplies):



                                        Cumulative Total Return

                         5/31/94   5/31/95   5/31/96   5/31/97   5/31/98   5/31/99
                         ---------------------------------------------------------
Vasomedical, Inc.         100        137      421        284       263       216
NASDAQ Stock Market (US)  100        119      173        195       247       347
S&P Health Care (Medical
Products and Supplies)    100        147      200        248       330       413

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors recommends that the shareholders approve the appointment of Grant Thornton LLP as the Company's independent public accountants to examine the financial statements of the Company for the fiscal year ending May 31, 2000. Grant Thornton LLP acted as the Company's independent public accountants for the fiscal years ended May 31, 1992 through May 31, 1999 and has been selected by the Board of Directors to continue to act as the Company's independent public accountants for the Company's 2000 fiscal year.
        A representative of Grant Thornton LLP plans to be present at the Annual Meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

              FINANCIAL STATEMENTS AND INCORPORATION BY REFERENCE

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1999 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report, other than the Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            MISCELLANEOUS INFORMATION

        As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.
        The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.
        Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than June 1, 2000 to be considered for inclusion in the Company's next Proxy Statement.

                               By Order of the Board of Directors,

                                       JOSEPH A. GIACALONE
                                              Secretary



Dated: Westbury, New York
       September 8, 1999

VASOMEDICAL,
    INC.

                    The  undersigned  hereby  appoints  Anthony  Viscusi  and E.
               Donald Shapiro, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in VASOMEDICAL, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on October 6, 1999 and any adjournments thereof.


The Board of Directors recommends a vote FOR the following proposals:

1.   Election of the following nominees, as set forth in the proxy statement:

     Anthony Viscusi             E. Donald Shapiro              Zhen-sheng Zheng

[ ]  FOR all nominees listed above            [ ] WITHHOLD authority to vote

     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)


2. To ratify the appointment by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for fiscal 2000.
     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -



THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

Dated:  _____________, 1999

                    _____________________________________________________[L.S.]

                    _____________________________________________________[L.S.]

                         (Note: Please sign exactly as your name appears hereon.
                    Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)


        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE